TERMS SUPPLEMENT NO. 118 dated September 11, 2009	Filed pursuant to Rule 433
To Product Supplement No. 1 dated April 12, 2007 and the	Registration Statement No. 333-140456
Prospectus Supplement and Prospectus dated February 5, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Natixis Securities North America Inc.
Bundled Reverse Convertible Notes

Issuer: Issuer Rating:	Eksportfinans ASA Aa1 (negative outlook) (Moody's)/AA (outlook stable) (Standard & Poor's)/AA (Fitch)†

Specified Currency: Agent:	U.S. dollars Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019

Agent Acting in the Capacity as: Coupon Payment Frequency: Offering:

Principal

Monthly

This terms supplement relates to one offering of notes linked to an equally weighted basket consisting of seven common stocks (each, a Basket Stock and, collectively, the Basket Stocks). The ticker symbol, stock weighting, and Initial Reference Level for each Basket Stock are set forth below.

For purposes of this terms supplement, Reference Share, as used in the accompanying product supplement no. 1 dated April 12, 2007 (the product supplement no. 1), refers to each Basket Stock individually.

Issue Price:	100.00%

Basket Stock (Ticker)	Stock Weighting	Initial Reference Level	Knock-In Level	Knock-In Price	Share Redemption Amount
Caterpillar Inc. (CAT)	14.2857%	$48.69	70.00%	$34.083	2.9341
CSX Corporation (CSX)	14.2857%	$48.17	70.00%	$33.719	2.9657
Freeport-McMoRan Copper & Gold Inc. (FCX)	14.2857%	$69.26	70.00%	$48.482	2.0627
J.C. Penney Company, Inc. (JCP)	14.2857%	$31.45	70.00%	$22.015	4.5424
The Mosaic Company (MOS)	14.2857%	$50.72	70.00%	$35.504	2.8166
Research In Motion Limited (RIMM)	14.2857%	$78.90	70.00%	$55.230	1.8106
Wells Fargo & Company (WFC)	14.2857%	$27.86	70.00%	$19.502	5.1278

† A credit rating reflects the creditworthiness of the Issuer in the view of the rating agency and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the Issuer does not affect or enhance the likely performance of the investment other than the ability of the Issuer to meet its obligations.

	Price to Public	Fees and Commissions	Proceeds to Us
Per note:	$ 1,000.00	$ 20.00	$ 980.00
Total:	$ 6,014,000.00	$ 120,280.00	$ 5,893,720.00

Aggregate Face Amount of the Notes: Face Amount of each Note: Blended Annualized Coupon: CUSIP: ISIN: Trade Date: Original Issue Date: Determination Date:

$6,014,000.00

$1,000.00

12.25%

282645RV4

US282645RV41

September 11, 2009

September 17, 2009

December 10, 2009, unless such day is not a Trading Day with respect to a Basket Stock, in which case the Determination Date with respect to that Basket Stock will be the next day that is a Trading Day for that Basket Stock. In each case, however, if a Market Disruption Event, as defined under “—Market Disruption Events” in product supplement no. 1, with respect to a Basket Stock occurs or is continuing on the Determination Date, then the Determination Date for that Basket Stock will be postponed to the next Trading Day for that Basket Stock on which a Market Disruption Event with respect to that Basket Stock is not in effect, but in no event will the Determination Date for a Basket Stock be postponed by more than five Trading Days for such Basket Stock. If the Determination Date for a Basket Stock is postponed to the last possible day but a Market Disruption Event with respect to that Basket Stock occurs or is continuing on that day, that day will nevertheless be the Determination Date for that Basket Stock. If the Calculation Agent determines that the Final Reference Level for such Basket Stock is not available on the Determination Date, as so postponed, either because of a Market Disruption Event or for any other reason, the Calculation Agent will nevertheless determine the Final Reference Level for such Basket Stock by determining in its sole discretion the price of such Basket Stock that would have prevailed but for the occurrence of a Market Disruption Event with respect to that Basket Stock as of that fifth Trading Day for that Basket Stock, having regard to the then prevailing market conditions, the last reported, published or traded price of that Basket Stock and other such factors as the Calculation Agent in its sole discretion considers relevant.

Maturity Date: Interest Payment Dates:	December 17, 2009 Interest is paid monthly in arrears in three equal payments on each of the following dates: October 16, 2009; November 17, 2009 and December 17, 2009.

Initial Reference Level:	The reference level of the applicable Basket Stock, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	The closing price of the applicable Basket Stock quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:

The Redemption Amount payable on the Maturity Date in respect of each $1,000.00 face amount will be:

  If the closing prices of none of the Basket Stocks quoted by their Relevant Exchanges have been below their respective Knock-In Prices on any Trading Day during the period from the Trade Date up to and including the Determination Date (a Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

  If a Knock-In Level Trigger has occurred with respect to any of the seven Basket Stocks, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount) if the Final Reference Level of each such Basket Stock on the Determination Date is equal to or greater than its Initial Reference Level or (b) if the Final Reference Level for any such Basket Stock on the Determination Date is less than the Initial Reference Level of such Basket Stock (each such Basket Stock an Affected Basket Stock), then, at maturity, instead of the $1,000 face amount (in aggregate), you will receive a number of shares of each Affected Basket Stock equal to its Share Redemption Amount (or, at our election, the cash value thereof) plus a cash payment of 14.2857% of the aggregate face amount for each Basket Stock that is not an Affected Basket Stock, in addition to any accrued and unpaid interest. If we elect to deliver shares of an Affected Basket Stock, any fractional shares will be paid in cash.

Share Redemption Amount:

The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of physical shares per Affected Basket Stock equal to the $1,000.00 face amount of the note, multiplied by the Stock Weighting of such Affected Basket Stock, divided by the Initial Reference Level of such Affected Basket Stock. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Affected Basket Stock.

Trading Day:

For purposes of the notes offered in this terms supplement, a Trading Day for each Basket Stock is any day on which the Relevant Exchange for that Basket Stock is (or, in the absence of a Market Disruption Event, would have been) open for trading, without regard to the scheduled closing time.

Denomination/Principal: Trustee: Calculation Agent:

Minimum denominations of $1,000.00 and integral multiples thereof.

The Bank of New York Mellon (formerly known as The Bank of New York).

Natixis Derivatives Inc.
9 West 57th St., 35th Floor
Attn: General Counsel
Telephone No.: +1 212 891 6137
Facsimile No.: +1 212 891 1922

     You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

Additional Terms Specific to the Notes

     You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. In particular, the notes described in this terms supplement are linked to a basket of common stocks rather than to a single Reference Share, as contemplated in the product supplement no. 1. For purposes of this terms supplement, therefore, “Reference Share”, as used in the product supplement no. 1, refers to each Basket Stock individually, as described more fully in this terms supplement.

     You should carefully consider, among other things, the matters set forth in "Risk factors" in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the "Company," "we," "us," or "our" refers to Eksportfinans ASA.

Selected Risk Considerations

     An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Basket Stocks. These risks are explained in more detail in the "Risk factors" section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

Additional Risk Factors

The Basket is not a recognized market index and may not accurately reflect global market performance.

     The Basket is not a recognized market index and is not measured as a whole. The Basket was created solely for purposes of the offering of the notes, is not calculated as a single underlying asset and will be monitored solely during the term of the notes. The Basket does not reflect the performance of the securities markets on which the Basket Stocks are traded.

Changes in the market price per share of the Basket Stocks may not correlate with each other.

     Movements in the market price per share of the Basket Stocks may not correlate with each other. At a time when the price of one or more of the Basket Stocks increases, the price of other Basket Stocks may not increase as much or may even decline. Therefore, even if the price per share of all other Basket Stocks has increased, if any Basket Stock becomes an Affected Basket Stock during the term of the notes, at maturity you will receive a number of physical shares of such Affected Basket Stock equal to the $1,000.00 face amount of the note multiplied by the Stock Weighting of such Affected Basket Stock, divided by the Initial Reference Level of such Affected Basket Stock (or at our election, the cash value thereof), with cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the Affected Basket Stock, plus a cash payment of 14.2857% of the aggregate face amount for each Basket Stock that is not an Affected Basket Stock. Accordingly, if this occurs, you will lose a proportion or all of your principal (in a case in which all Basket Stocks become Affected Basket Stocks) because the value of such physical shares delivered to you (or at our election, the cash value thereof) will be less than 14.2857% of the aggregate face amount of the note and could be zero.

     You cannot predict the future performance of any of the Basket Stocks based on their historical performance, or whether an increase in the prices of one or more of the Basket Stocks will be offset by any Basket Stock becoming an Affected Basket Stock, thereby causing you to receive less than the $1,000.00 face amount of your notes at maturity, even if the Final Reference Price for all the other Basket Stocks is equal to or greater than the Initial Reference Level.

Additional Information

     Unless otherwise stated, all information contained herein on the Basket Stocks and on the issuers of the Basket Stocks (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.

     Each of the Basket Stocks is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC's website is www.sec.gov.

     In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

     This terms supplement relates only to the notes offered hereby and does not relate to the Basket Stocks. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Basket Stocks (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this terms supplement.

     Neither we nor any of our affiliates makes any representation to you as to the performance of the Basket Stocks. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

     Any historical upward or downward trend in the price of any of the Basket Stocks during any period shown in this terms supplement is not an indication that the price of those Basket Stocks is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Basket Stocks. We cannot assure you that the future performance of any of the Basket Stocks will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Basket Stocks over the life of the notes may bear little relation to the historical levels shown in this terms supplement.

Hypothetical Returns on the Notes

     The tables of hypothetical returns contained in this terms supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Basket Stocks on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Final Reference Levels could have on the Redemption Amount, assuming all other variables remain constant.

     The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see "Risk factors" beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

     The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Basket Stocks.

     The market price of each of the Basket Stocks has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Basket Stocks over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Basket Stocks set forth in this terms supplement.

Supplemental Information Regarding Taxation in the United States

     The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.

     Deposit Interest for the notes equals 0.30%. The Put Premium is the Interest Rate minus the Deposit Interest.

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to "Taxation in the United States" beginning on page PS-16 of the accompanying product supplement no. 1.

Supplemental Plan of Distribution

     The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of the Trade Date between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

     See "Supplemental plan of distribution" beginning on page PS-19 of the accompanying product supplement no. 1.

Description of Caterpillar Inc.

ISIN: US1491231015
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, Caterpillar Inc. is a leader in construction and mining equipment, and diesel and natural gas engines and industrial gas turbines. Caterpillar Inc. operates in three principal lines of business: Machinery, Engines, and Financial Products. Machinery includes the design, manufacture, marketing and sales of construction, mining and forestry machinery. Engines includes the design, manufacture, marketing and sales of engines for Caterpillar machinery. Financial Products consist primarily of Caterpillar Financial Services Corporation (Cat Financial), Caterpillar Insurance Holdings, Inc. (Cat Insurance), Caterpillar Power Ventures Corporation (Cat Power Ventures) and their respective subsidiaries. Information provided to or filed with the SEC by Caterpillar Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-00768.

Historical Performance of Caterpillar Inc.

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$49.98	$43.26	$45.72
Second Quarter	$51.10	$41.73	$47.66
Third Quarter	$58.75	$57.99	$58.75
Fourth Quarter	$59.64	$48.92	$57.77
2006
First Quarter	$76.26	$57.80	$71.81
Second Quarter	$81.14	$66.32	$74.48
Third Quarter	$74.77	$62.77	$65.80
Fourth Quarter	$69.93	$59.00	$61.33
2007
First Quarter	$68.21	$58.17	$67.03
Second Quarter	$82.49	$66.35	$78.30
Third Quarter	$86.98	$72.64	$78.43
Fourth Quarter	$82.51	$67.83	$72.56
2008
First Quarter	$78.29	$62.47	$78.29
Second Quarter	$85.28	$73.75	$73.82
Third Quarter	$74.98	$59.60	$59.60
Fourth Quarter	$56.95	$32.78	$44.67
2009
First Quarter	$46.91	$22.17	$27.96
Second Quarter	$40.00	$28.99	$33.04
Third Quarter (through September 10, 2009)	$48.69	$30.29	$48.69

Table of Hypothetical Returns of Caterpillar Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $48.69 and a hypothetical Knock-In Level of $34.083. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Basket Stock on Determination Date (Caterpillar Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $48.69	$142.86	$7.66	$150.52	5.3593%
$48.69	$142.86	$7.66	$150.52	5.3593%
$43.82	$142.86	$7.66	$150.52	5.3593%
$38.95	$142.86	$7.66	$150.52	5.3593%
$34.09	$142.86	$7.66	$150.52	5.3593%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $48.69 and a hypothetical Knock-In Level of $34.083. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Basket Stock on Determination Date (Caterpillar Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $48.69	$142.86	$7.66	$150.52	5.359%
$48.69	$142.86	$7.66	$150.52	5.359%
$43.82	$128.57*	$7.66	$136.23	-4.644%
$38.95	$114.29*	$7.66	$121.95	-14.639%
$34.08	$100.00*	$7.66	$107.66	-24.642%
$23.37	$85.72*	$7.66	$93.38	-34.638%
$19.48	$71.43*	$7.66	$79.09	-44.641%
$9.35	$57.14*	$7.66	$64.80	-54.644%
$7.01	$42.86*	$7.66	$50.52	-64.639%
$1.87	$28.57*	$7.66	$36.23	-74.642%
$0.93	$14.29*	$7.66	$21.95	-84.638%
$0.00	$0.00	$7.66	$7.66	-94.641%

*	Payable in shares of Caterpillar Inc.

Description of CSX Corporation

ISIN: US1264081035
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, CSX Corporation is a transportation company. The CSX Company operates in two segments: rail and intermodal. CSX Corporation's rail and intermodal businesses provide rail-based transportation services, including traditional rail service and the transport of intermodal containers and trailers. CSX Corporation's principal operating company, CSX Transportation, Inc., provides a link to the transportation supply chain through its approximately 21,000 route mile rail network, which serves centers in 23 states east of the Mississippi River, the District of Columbia, and the Canadian provinces of Ontario and Quebec. In addition to CSX Transportation, Inc., the rail segment includes Total Distribution Services, Inc., Transflo Terminal Services, Inc., CSX Technology, Inc. and other subsidiaries. CSX Intermodal, Inc. is a coast-to-coast intermodal transportation provider. Information provided to or filed with the SEC by CSX Corporation pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-8022.

Historical Performance of CSX Corporation

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$21.66	$18.50	$20.83
Second Quarter	$22.05	$19.11	$21.33
Third Quarter	$23.24	$23.12	$23.24
Fourth Quarter	$25.55	$21.61	$25.39
2006
First Quarter	$29.99	$24.61	$29.90
Second Quarter	$37.10	$30.40	$35.22
Third Quarter	$35.40	$29.19	$32.83
Fourth Quarter	$37.91	$32.95	$34.43
2007
First Quarter	$42.10	$33.89	$40.05
Second Quarter	$47.11	$40.48	$45.08
Third Quarter	$51.26	$38.11	$42.73
Fourth Quarter	$45.96	$40.24	$43.98
2008
First Quarter	$57.43	$40.33	$56.07
Second Quarter	$69.06	$56.31	$62.81
Third Quarter	$68.66	$53.00	$54.57
Fourth Quarter	$53.06	$30.53	$32.47
2009
First Quarter	$36.69	$20.90	$25.85
Second Quarter	$36.52	$26.55	$34.63
Third Quarter (through September 10, 2009)	$48.17	$31.25	$48.17

Table of Hypothetical Returns of CSX Corporation

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $48.17 and a hypothetical Knock-In Level of $33.719. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Basket Stock on Determination Date (CSX Corporation)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $48.17	$142.86	$7.66	$150.52	5.3593%
$48.17	$142.86	$7.66	$150.52	5.3593%
$43.35	$142.86	$7.66	$150.52	5.3593%
$38.54	$142.86	$7.66	$150.52	5.3593%
$33.73	$142.86	$7.66	$150.52	5.3593%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $48.17 and a hypothetical Knock-In Level of $33.719. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Basket Stock on Determination Date (CSX Corporation)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $48.17	$142.86	$7.66	$150.52	5.359%
$48.17	$142.86	$7.66	$150.52	5.359%
$43.35	$128.57*	$7.66	$136.23	-4.644%
$38.54	$114.29*	$7.66	$121.95	-14.639%
$33.72	$100.00*	$7.66	$107.66	-24.642%
$23.12	$85.72*	$7.66	$93.38	-34.638%
$19.27	$71.43*	$7.66	$79.09	-44.641%
$9.25	$57.14*	$7.66	$64.80	-54.644%
$6.94	$42.86*	$7.66	$50.52	-64.639%
$1.85	$28.57*	$7.66	$36.23	-74.642%
$0.92	$14.29*	$7.66	$21.95	-84.638%
$0.00	$0.00	$7.66	$7.66	-94.641%

*	Payable in shares of CSX Corporation.

Description of Freeport-McMoRan Copper & Gold Inc.

ISIN: US35671D8570
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, Freeport-McMoRan Copper & Gold Inc. is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. Its principal asset is the Grasberg minerals district in Papua, Indonesia, which based on the latest available reserve data provided by third-party industry consultants, contains the largest single recoverable copper reserve and the largest single gold reserve of any mine in the world. On March 19, 2007, Freeport-McMoRan Copper & Gold, Inc. acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects. Information provided to or filed with the SEC by Freeport-McMoRan Copper & Gold Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-11307.

Historical Performance of Freeport-McMoRan Copper & Gold Inc.

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$39.67	$32.00	$36.37
Second Quarter	$36.74	$29.44	$34.38
Third Quarter	$45.48	$45.13	$45.13
Fourth Quarter	$51.69	$41.81	$50.43
2006
First Quarter	$60.28	$45.32	$56.59
Second Quarter	$68.25	$42.09	$53.30
Third Quarter	$59.25	$48.58	$51.96
Fourth Quarter	$61.33	$47.84	$55.73
2007
First Quarter	$66.19	$50.49	$66.19
Second Quarter	$84.42	$66.73	$82.82
Third Quarter	$108.67	$73.07	$104.89
Fourth Quarter	$117.86	$89.28	$102.44
2008
First Quarter	$106.57	$77.30	$96.22
Second Quarter	$125.86	$97.63	$117.19
Third Quarter	$115.55	$53.22	$56.85
Fourth Quarter	$52.96	$16.80	$24.44
2009
First Quarter	$43.05	$22.14	$38.11
Second Quarter	$60.42	$38.27	$50.11
Third Quarter (through September 10, 2009)	$69.26	$45.00	$69.26

Table of Hypothetical Returns of Freeport-McMoRan Copper & Gold Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $69.26 and a hypothetical Knock-In Level of $48.482. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Basket Stock on Determination Date (Freeport-McMoRan Copper & Gold Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $69.26	$142.86	$7.66	$150.52	5.3593%
$69.26	$142.86	$7.66	$150.52	5.3593%
$62.33	$142.86	$7.66	$150.52	5.3593%
$55.41	$142.86	$7.66	$150.52	5.3593%
$48.49	$142.86	$7.66	$150.52	5.3593%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $69.26 and a hypothetical Knock-In Level of $48.482. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Basket Stock on Determination Date (Freeport-McMoRan Copper & Gold Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $69.26	$142.86	$7.66	$150.52	5.359%
$69.26	$142.86	$7.66	$150.52	5.359%
$62.33	$128.57*	$7.66	$136.23	-4.644%
$55.41	$114.29*	$7.66	$121.95	-14.639%
$48.48	$100.00*	$7.66	$107.66	-24.642%
$33.24	$85.72*	$7.66	$93.38	-34.638%
$27.70	$71.43*	$7.66	$79.09	-44.641%
$13.30	$57.14*	$7.66	$64.80	-54.644%
$9.97	$42.86*	$7.66	$50.52	-64.639%
$2.66	$28.57*	$7.66	$36.23	-74.642%
$1.33	$14.29*	$7.66	$21.95	-84.638%
$0.00	$0.00	$7.66	$7.66	-94.641%

*	Payable in shares of Freeport-McMoRan Copper & Gold Inc

Description of J.C. Penney Company, Inc.

ISIN: US7081601061
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, J.C. Penney Company, Inc. is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc.. J. C. Penney Company, Inc. is retailer, operating 1,093 JCPenney department stores in 49 states and Puerto Rico as of January 31, 2009. J. C. Penney Company, Inc. business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct serve the same type of customers and provide the same mix of merchandise, and department stores accept returns from sales made in stores, via the Internet and through catalogs. J. C. Penney Company, Inc. sells family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney and home furnishings. In addition, the department stores provide its customers with services, such as styling salon, optical, portrait photography and custom decorating. Information provided to or filed with the SEC by J.C. Penney Company, Inc. pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-15274.

Historical Performance of J.C. Penney Company, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$51.92	$40.58	$51.92
Second Quarter	$53.51	$44.88	$52.58
Third Quarter	$47.42	$46.99	$47.42
Fourth Quarter	$56.31	$44.59	$55.60
2006
First Quarter	$62.71	$54.67	$60.41
Second Quarter	$68.10	$58.14	$67.51
Third Quarter	$69.28	$61.43	$68.39
Fourth Quarter	$81.63	$69.10	$77.36
2007
First Quarter	$86.35	$76.30	$82.16
Second Quarter	$84.06	$69.92	$72.38
Third Quarter	$76.60	$62.12	$63.37
Fourth Quarter	$68.71	$40.07	$43.99
2008
First Quarter	$50.45	$34.57	$37.71
Second Quarter	$46.32	$35.98	$36.29
Third Quarter	$43.29	$28.40	$33.34
Fourth Quarter	$33.22	$14.38	$19.70
2009
First Quarter	$22.50	$14.18	$20.07
Second Quarter	$32.59	$20.56	$28.71
Third Quarter (through September 10, 2009)	$34.43	$26.27	$31.45

Table of Hypothetical Returns of J.C. Penney Company, Inc.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $31.45 and a hypothetical Knock-In Level of $22.015. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Basket Stock on Determination Date (J.C. Penney Company, Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $31.45	$142.86	$7.66	$150.52	5.3593%
$31.45	$142.86	$7.66	$150.52	5.3593%
$28.31	$142.86	$7.66	$150.52	5.3593%
$25.16	$142.86	$7.66	$150.52	5.3593%
$22.03	$142.86	$7.66	$150.52	5.3593%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $31.45 and a hypothetical Knock-In Level of $22.015. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Basket Stock on Determination Date (J.C. Penney Company, Inc.)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $31.45	$142.86	$7.66	$150.52	5.359%
$31.45	$142.86	$7.66	$150.52	5.359%
$28.31	$128.57*	$7.66	$136.23	-4.644%
$25.16	$114.29*	$7.66	$121.95	-14.639%
$22.02	$100.00*	$7.66	$107.66	-24.642%
$15.10	$85.72*	$7.66	$93.38	-34.638%
$12.58	$71.43*	$7.66	$79.09	-44.641%
$6.04	$57.14*	$7.66	$64.80	-54.644%
$4.53	$42.86*	$7.66	$50.52	-64.639%
$1.21	$28.57*	$7.66	$36.23	-74.642%
$0.60	$14.29*	$7.66	$21.95	-84.638%
$0.00	$0.00	$7.66	$7.66	-94.641%

*	Payable in shares of J.C. Penney Company, Inc

Description of The Mosaic Company

ISIN: US61945A1079
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, The Mosaic Company is a producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry. Through its broad product offering, it is a single source supplier of phosphate-, potash- and nitrogen-based crop nutrients and animal feed ingredients. The Mosaic Company serves customers in approximately 45 countries. It has phosphate mining operations in Florida and phosphate production facilities in Florida and Louisiana; potash mines and production facilities in Saskatchewan, Canada, New Mexico and Michigan; strategic equity investments in phosphate and nitrogen production facilities in Brazil and Canada; and other production, blending or distribution operations or equity investments in nearly a dozen countries, including the top four nutrient consuming countries in the world. Information provided to or filed with the SEC by The Mosaic Company pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-32327.

Historical Performance of The Mosaic Company

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$17.24	$14.95	$17.06
Second Quarter	$16.19	$12.47	$15.56
Third Quarter	$16.02	$15.85	$16.02
Fourth Quarter	$15.42	$12.76	$14.63
2006
First Quarter	$17.02	$13.99	$14.35
Second Quarter	$17.11	$13.96	$15.65
Third Quarter	$16.97	$14.14	$16.90
Fourth Quarter	$22.70	$16.46	$21.36
2007
First Quarter	$28.00	$19.76	$26.66
Second Quarter	$39.98	$26.85	$39.02
Third Quarter	$53.52	$34.61	$53.52
Fourth Quarter	$95.84	$48.92	$94.34
2008
First Quarter	$117.06	$80.02	$102.60
Second Quarter	$161.08	$100.17	$144.70
Third Quarter	$145.69	$63.75	$68.02
Fourth Quarter	$67.51	$22.31	$34.60
2009
First Quarter	$48.20	$32.15	$41.98
Second Quarter	$56.87	$38.21	$44.30
Third Quarter (through September 10, 2009)	$55.13	$40.67	$50.72

Table of Hypothetical Returns of The Mosaic Company

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $50.72 and a hypothetical Knock-In Level of $35.504. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Basket Stock on Determination Date (The Mosaic Company)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $50.72	$142.86	$7.66	$150.52	5.3593%
$50.72	$142.86	$7.66	$150.52	5.3593%
$45.65	$142.86	$7.66	$150.52	5.3593%
$40.58	$142.86	$7.66	$150.52	5.3593%
$35.51	$142.86	$7.66	$150.52	5.3593%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $50.72 and a hypothetical Knock-In Level of $35.504. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Basket Stock on Determination Date (The Mosaic Company)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $50.72	$142.86	$7.66	$150.52	5.359%
$50.72	$142.86	$7.66	$150.52	5.359%
$45.65	$128.57*	$7.66	$136.23	-4.644%
$40.58	$114.29*	$7.66	$121.95	-14.639%
$35.50	$100.00*	$7.66	$107.66	-24.642%
$24.35	$85.72*	$7.66	$93.38	-34.638%
$20.29	$71.43*	$7.66	$79.09	-44.641%
$9.74	$57.14*	$7.66	$64.80	-54.644%
$7.30	$42.86*	$7.66	$50.52	-64.639%
$1.95	$28.57*	$7.66	$36.23	-74.642%
$0.97	$14.29*	$7.66	$21.95	-84.638%
$0.00	$0.00	$7.66	$7.66	-94.641%

*	Payable in shares of The Mosaic Company.

Description of Research In Motion Limited

ISIN: CA7609751028
Relevant Exchange: NASDAQ GS

According to its publicly available documents, Research In Motion Limited is a leading designer, manufacturer and marketer of innovative wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network P-9 standards, Research In Motion Limited provides platforms and solutions for access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. Research In Motion Limited technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. Information provided to or filed with the SEC by Research In Motion Limited pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 000-29898.

Historical Performance of Research In Motion Limited

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$27.71	$20.21	$25.47
Second Quarter	$27.94	$21.20	$24.60
Third Quarter	$23.33	$22.77	$22.77
Fourth Quarter	$22.77	$19.13	$22.00
2006
First Quarter	$29.57	$21.42	$28.29
Second Quarter	$28.76	$20.68	$23.26
Third Quarter	$34.22	$20.79	$34.22
Fourth Quarter	$47.19	$33.34	$42.59
2007
First Quarter	$48.92	$40.40	$45.50
Second Quarter	$66.66	$43.76	$66.66
Third Quarter	$99.86	$65.92	$98.55
Fourth Quarter	$133.03	$96.26	$113.40
2008
First Quarter	$118.15	$84.10	$112.23
Second Quarter	$147.55	$115.47	$116.90
Third Quarter	$133.75	$61.73	$68.30
Fourth Quarter	$66.93	$36.86	$40.58
2009
First Quarter	$59.17	$35.25	$43.11
Second Quarter	$85.44	$45.62	$71.09
Third Quarter (through September 10, 2009)	$79.80	$65.62	$78.90

Table of Hypothetical Returns of Research In Motion Limited

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $78.90 and a hypothetical Knock-In Level of $55.23. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Basket Stock on Determination Date (Research In Motion Limited)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $78.90	$142.86	$7.66	$150.52	5.3593%
$78.90	$142.86	$7.66	$150.52	5.3593%
$71.01	$142.86	$7.66	$150.52	5.3593%
$63.12	$142.86	$7.66	$150.52	5.3593%
$55.24	$142.86	$7.66	$150.52	5.3593%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $78.90 and a hypothetical Knock-In Level of $55.23. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (Research In Motion Limited)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $78.90	$142.86	$7.66	$150.52	5.359%
$78.90	$142.86	$7.66	$150.52	5.359%
$71.01	$128.57*	$7.66	$136.23	-4.644%
$63.12	$114.29*	$7.66	$121.95	-14.639%
$55.23	$100.00*	$7.66	$107.66	-24.642%
$37.87	$85.72*	$7.66	$93.38	-34.638%
$31.56	$71.43*	$7.66	$79.09	-44.641%
$15.15	$57.14*	$7.66	$64.80	-54.644%
$11.36	$42.86*	$7.66	$50.52	-64.639%
$3.03	$28.57*	$7.66	$36.23	-74.642%
$1.51	$14.29*	$7.66	$21.95	-84.638%
$0.00	$0.00	$7.66	$7.66	-94.641%

*	Payable in shares of Research In Motion Limited.

Description of Wells Fargo & Company

ISIN: US9497461015
Relevant Exchange: New York Stock Exchange

According to its publicly available documents, Wells Fargo & Company is a financial holding company and a bank holding company. The Company is a diversified financial services company providing retail, commercial and corporate banking services through banking stores located in 39 states and the District of Columbia. The Company provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company operates in three segments: Community Banking, Wholesale Banking and Wells Fargo Financial. On December 31, 2008, Wells Fargo acquired Wachovia Corporation. Information provided to or filed with the SEC by Wells Fargo & Company pursuant to the Exchange Act can be located on the SEC's website by reference to SEC file number 001-2979.

Historical Performance of Wells Fargo & Company

The following table sets forth the published intra-day high, low and closing prices of the Basket Stock since December 31, 2004. We obtained the information in the tables below from Bloomberg without independent verification

Period	High	Low	Period End
2005
First Quarter	$31.13	$29.19	$29.90
Second Quarter	$30.97	$29.08	$30.79
Third Quarter	$29.51	$29.29	$29.29
Fourth Quarter	$32.17	$28.89	$31.42
2006
First Quarter	$32.69	$30.52	$31.94
Second Quarter	$34.64	$32.17	$33.54
Third Quarter	$36.50	$33.44	$36.18
Fourth Quarter	$36.81	$35.11	$35.56
2007
First Quarter	$36.56	$33.47	$34.43
Second Quarter	$36.42	$34.01	$35.17
Third Quarter	$37.37	$32.81	$35.62
Fourth Quarter	$37.47	$29.49	$30.19
2008
First Quarter	$34.08	$25.48	$29.10
Second Quarter	$31.49	$23.75	$23.75
Third Quarter	$39.80	$20.51	$37.53
Fourth Quarter	$36.70	$21.76	$29.48
2009
First Quarter	$30.00	$8.12	$14.24
Second Quarter	$28.18	$14.48	$24.26
Third Quarter (through September 10, 2009)	$28.76	$22.87	$27.86

Table of Hypothetical Returns of Wells Fargo & Company

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $27.86 and a hypothetical Knock-In Level of $19.502. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the redemption Amount is paid in cash. The value is based on the Stock Weighting as a proportion of the $1,000.00 face amount.

Assumed Closing Price of Basket Stock on Determination Date (Wells Fargo & Company)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $27.86	$142.86	$7.66	$150.52	5.3593%
$27.86	$142.86	$7.66	$150.52	5.3593%
$25.07	$142.86	$7.66	$150.52	5.3593%
$22.29	$142.86	$7.66	$150.52	5.3593%
$19.51	$142.86	$7.66	$150.52	5.3593%

In the examples above, the price of the Basket Stock fluctuates over the term of the notes and never closes below the Knock-In Level.

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date based on an Initial Reference Level of $27.86 and a hypothetical Knock-In Level of $19.502. In these examples, the Knock-In Level Trigger occurs during the life of the notes.

Assumed Closing Price of Reference Shares on Determination Date (Wells Fargo & Company)	Value of Payment at Maturity	3 Monthly Interest Payments	3 Month Total Return
			$	%
Greater than: $27.86	$142.86	$7.66	$150.52	5.359%
$27.86	$142.86	$7.66	$150.52	5.359%
$25.07	$128.57*	$7.66	$136.23	-4.644%
$22.29	$114.29*	$7.66	$121.95	-14.639%
$19.50	$100.00*	$7.66	$107.66	-24.642%
$13.37	$85.72*	$7.66	$93.38	-34.638%
$11.14	$71.43*	$7.66	$79.09	-44.641%
$5.35	$57.14*	$7.66	$64.80	-54.644%
$4.01	$42.86*	$7.66	$50.52	-64.639%
$1.07	$28.57*	$7.66	$36.23	-74.642%
$0.53	$14.29*	$7.66	$21.95	-84.638%
$0.00	$0.00	$7.66	$7.66	-94.641%

*	Payable in shares of Wells Fargo & Company.

Hypothetical Summary

     The examples set forth below are for illustration purposes only. All examples assume an initial investment of $1,000.00, that the notes are linked to seven (7) Basket Stocks (and, therefore, that there are seven bundled Reverse Convertibles), that each Basket Stock has an equal Stock Weighting, that no Market Disruption Event has occurred and that the Knock-In Level for each Basket Stock is 70.00%.

     The first column is the name of the Basket Stock. The second and third columns are the Initial and Final Reference Levels of the Basket Stock. The fourth column is the Knock-In Price of the Basket Stock. The fifth column indicates whether a Basket Stock has breached its Knock-In Price during the life of the notes and has a Final Reference Level that is less than the Initial Reference Level on the Determination Date, such that it is an Affected Basket Stock. The sixth column indicates how much, if any, of the $1,000.00 principal amount in cash is returned with respect to such Affected Basket Stock. If a Basket Stock has breached its Knock-in Price but its Final Reference Level is equal to or greater than the Initial Reference Level on the Determination Date, then it is not an Affected Basket Stock despite the fact that it breached its Knock-in Price at some point during the life of the notes. Lastly, the seventh column indicates how many, if any, shares of an Affected Basket Stock are delivered in lieu of $142.86 principal amount as a result of being an Affected Basket Stock.

     The Initial and Final Reference Levels of the Basket Stocks used to illustrate the calculation of the hypothetical payouts at maturity in these sample calculations are not estimates or forecasts of the Initial and Final Reference Levels of the Basket Stocks on which the calculation of the any actual payments under these notes will depend.

Example 1 — This example illustrates the payout at maturity of the Bundled Reverse Convertible Notes where none of the Basket Stocks are Affected Basket Stocks because none have breached their respective Knock-In Prices.

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7
					Payout at Maturity
Underlying Basket Stock	Initial Reference Level	Final Reference Level	Knock-In Price	Affected Basket Stock?	Cash Redemption Amount	Share Redemption Amount
Stock A	$100.00	$98.00	$70.00	No	$142.86	0
Stock B	$105.00	$81.00	$73.50	No	$142.86	0
Stock C	$90.00	$85.00	$63.00	No	$142.86	0
Stock D	$80.00	$102.00	$56.00	No	$142.86	0
Stock E	$50.00	$48.00	$35.00	No	$142.86	0
Stock F	$65.00	$68.00	$45.50	No	$142.86	0
Stock G	$70.00	$60.00	$49.00	No	$142.86	0
Total Cash Received at Maturity					$1,000.00

Aggregate Redemption Payment at Maturity per $1,000.00 principal amount = $1,000.00

Since none of the Basket Stocks breached their respective Knock-In Prices, none became an Affected Basket Stock and, at maturity, an investor will receive back the entire $1,000.00 of principal amount.

Example 2 — This example illustrates the payout at maturity of the Bundled Reverse Convertible Notes where some of the Basket Stocks are Affected Basket Stocks because they have breached their respective Knock-In Prices, while other Basket Stocks are not Affected Basket Stocks.

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7
					Payout at Maturity
Underlying Basket Stock	Initial Reference Level	Final Reference Level	Knock-In Price	Affected Basket Stock?	Cash Redemption Amount	Share Redemption Amount
Stock A	$100.00	$74.00	$70.00	Yes	$0	1.4286
Stock B	$105.00	$81.00	$73.50	No	$142.86	0
Stock C	$90.00	$85.00	$63.00	No	$142.86	0
Stock D	$80.00	$54.00	$56.00	Yes	$0	1.7858
Stock E	$50.00	$45.00	$35.00	No	$142.86	0
Stock F	$65.00	$63.00	$45.50	No	$142.86	0
Stock G	$70.00	$55.00	$49.00	No	$142.86	0
Total Cash Received at Maturity					$714.30

Aggregate Redemption Payment at Maturity per $1,000.00 principal amount = $714.30 in cash (return of principal) + a number of shares of each of Stock A and Stock D as Affected Basket Stocks (with fractional shares paid in cash).

Since two (2) Basket Stocks are Affected Basket Stocks because they breached their Knock-in Price at some point between the Trade Date and the Determination Date and their Final Reference Levels were not equal to or greater than their Initial Reference Levels, at maturity, in lieu of receiving the full $1,000.00 of principal amount, an investor will receive $714.30 of principal amount in cash (relating to the five (5) Basket Stocks which are not Affected Basket Stocks either because a Knock-In Level Trigger has not occurred with respect to them or despite the occurrence of a Knock-in Level Trigger, the Final Reference Level was not less than the Initial Reference Level) plus a number of shares of each of the two Affected Basket Stocks equal to the $1,000.00 principal amount multiplied by the Stock Weighting of such Affected Basket Stock, divided by the Initial Reference Level of such Affected Basket Stock (or at our election, the cash value thereof). Fractional shares will be paid in cash.

Example 3 — This example illustrates the payout at maturity of the Bundled Reverse Convertible Notes where all the Basket Stocks are Affected Basket Stocks because a Knock-In Level Trigger has occurred with respect to each of them and their Final Reference Levels were not equal to or greater than their Initial Reference Levels.

Column 1	Column 2	Column 3	Column 4	Column 5	Column 6	Column 7
					Payout at Maturity
Underlying Basket Stock	Initial Reference Level	Final Reference Level	Knock-In Price	Affected Basket Stock?	Cash Redemption Amount	Share Redemption Amount
Stock A	$100.00	$74.00	$70.00	Yes	$0	1.4286
Stock B	$105.00	$68.00	$73.50	Yes	$0	1.3606
Stock C	$90.00	$65.00	$63.00	Yes	$0	1.5873
Stock D	$80.00	$54.00	$56.00	Yes	$0	1.7858
Stock E	$50.00	$40.00	$35.00	Yes	$0	2.8572
Stock F	$65.00	$60.00	$45.50	Yes	$0	2.1978
Stock G	$70.00	$52.00	$49.00	Yes	$0	2.0409
Total Cash Received at Maturity					$0.00

Aggregate Redemption Payment at Maturity per $1,000.00 principal amount = a number of shares of each of the seven (7) Affected Basket Stocks (fractional shares paid in cash).

Since each and every one of the Basket Stocks is an Affected Basket Stock because the Knock-In Level Trigger occurred with respect to it and the Final Reference Level of each was less than the Initial Reference Level, at maturity, in lieu of receiving any of the $1,000.00 of principal amount, an investor will receive a number of shares of each of the Affected Basket Stocks equal to the $1,000.00 principal amount multiplied by the Stock Weighting of such Affected Basket Stock, divided by the Initial Reference Level of such Affected Basket Stock (or at our election, the cash value thereof). Fractional shares will be paid in cash.